SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                         ------------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 23, 1996

                            CAPITAL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                     INDIANA
                 (State or other jurisdiction of incorporation)

                               0-12450 35-1359190
           (Commission File Number) (IRS Employer Identification No.)

                             8900 Keystone Crossing
                                   Suite 1150
                             Indianapolis, IN 46240
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (317) 844-3722


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Item 5. Other Events.

     (a)  On  April  23,  1996,  at  the  Registrant's  annual  meeting  of  the
          shareholders,   the  shareholders  of  the  Registrant   approved  the
          dissolution of the Registrant and the Plan for Dissolution and Complete Liquidation of the Registrant. The Registrant had 273,879 shares outstanding as of the record date of the annual meeting. The shareholders of the Registrant approved the dissolution by a count of 227,836 shares in favor of dissolution; 16 shares voted against the dissolution and 44 shares abstained from voting. The Articles of Dissolution were filed with and accepted by the Secretary of State for the State of Indiana on April 24, 1996.

     (b)  On April 23,  1996,  the  Registrant  and the  trustees of the Capital
          Industries   Liquidating   Trust  exeucuted  the  Capital   Industries
          Liquidating Trust Agreement.

     (c)  Exhibits.

          The following exhibits are filed as a part of this report:

Exhibit
Number            Description                                             Page
- ------------------------------------------------------------------------------
3    Articles of Dissolution (including the Plan for
     Dissolution and Complete Liquidation of the
     Registrant which is Exhibit A to the Articles of
     Dissolution).                                                         3

10 Capital Industries Liquidating Trust Agreement dated April 23, 1996 among the Registrant, and O.U. Mutz, John B. Gray, Jr., and Paul A. Shively as trustees (incorporated by reference to Exhibit
     C of the Registrant's definitive proxy materials filed on April 8, 1996).




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CAPITAL INDUSTRIES, INC.



Date:   May 1, 1996                       /s/ Phillip A. Gough
                                          -----------------------------------
                                          Phillip A. Gough
                                          (Printed)

                                          Treasurer
                                          (Title)



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